UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2025

IHEARTMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38987	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
20880 Stone Oak Parkway
San Antonio, Texas 78258
(Address of principal executive offices)
Registrant’s telephone number, including area code: (210) 822-2828
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	IHRT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2025, iHeartMedia, Inc. (the “Company”) transitioned Scott Hamilton from his role as the Company’s principal accounting officer to a consulting arrangement, effective June 2, 2025. On June 5, 2025, Michael B. McGuinness, the Company’s Executive Vice President, Deputy Chief Financial Officer, was designated as the Company’s principal accounting officer. Mr. Hamilton’s change in status is not the result of any dispute or disagreement with the Company, including with respect to any matters relating to the Company’s accounting practices or financial reporting.

Biographical information for Mr. McGuinness, age 48, can be found in the Company’s definitive proxy statement for the 2025 annual meeting of stockholders filed with the Securities and Exchange Commission on April 1, 2025 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: June 5, 2025	By:	/s/ David Hillman
David Hillman
Executive Vice President, Chief Legal Officer and Secretary